SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2009

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

0-00508	SIERRA PACIFIC POWER COMPANY d/b/a	88-0044418
NV ENERGY
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated April 23, 2009

Item 1.01 – Entry into a Material Definitive Agreement

NV Energy, Inc. announced on April 23, 2009, that its wholly-owned subsidiary Sierra Pacific Power Company, d/b/a NV Energy (“NV Energy”) has entered into an agreement on April 22, 2009 to sell its California electric distribution and generation assets to California Pacific Electric Company (“Calpeco”), a newly formed company jointly owned by Algonquin Power Income Fund (TSX:APIF.UN) and Emera Inc. (TSX:EMA).  The California electric utility system serves approximately 47,000 retail electric customers in eastern California.

The cash purchase price to be paid by Calpeco under the asset purchase agreement will be approximately $116 million, which includes a premium on the net rate base value of the California utility properties as of the closing date, plus a net working capital amount to be determined as of the closing date.  The agreement contains various provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the California assets that are subject to usual limitations.  The companies expect the transaction to close in 2010, following required approvals by the California Public Utility Commission, Public Utility Commission of Nevada, the Federal Energy Regulatory Commission, and Hart-Scott-Rodino Antitrust Improvements Act review.

A copy of the press release is furnished herewith as Exhibit 99.1.

This report contains forward-looking statements regarding the future performance of NV Energy, within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, California and Nevada state regulatory approvals, Federal Energy Regulatory Commission approvals, approval by the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act and the continuing ability of Emera, Inc. and Algonquin Power Income Fund to access capital markets.  Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NV Energy, are contained in the Annual Reports of NV Energy, Inc. and Sierra Pacific Power Company d/b/a NV Energy on Form 10-K for the year ended December 31, 2008, filed with the SEC.  NV Energy undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits – The following exhibit is furnished with this Form 8-K:

    EX-99.1 – Press Released dated April 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc. (Registrant)
Date: April 24, 2009	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Sierra Pacific Power Company d/b/a NV Energy (Registrant)
Date: April 24, 2009	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer